UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 8, 2017

SENTIO HEALTHCARE PROPERTIES, INC.

 (Exact name of registrant as specified in its charter)

Maryland	000-53969	20-5721212
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

189 South Orange Ave, Suite 1700

Orlando, FL 32801

(Address of principal executive offices)

407- 999-7679

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

Merger Consideration

On July 7, 2017, Sentio Healthcare Properties, Inc. (the “Company,” “we” or “us”) filed a definitive proxy statement (the “Proxy Statement”) relating to a special meeting of stockholders of the Company scheduled to be held on August 10, 2017 (the “Special Meeting”), for the purpose of considering and voting on the merger of the Company with and into KAREP Acquisitions Vehicle, LLC (“Merger Sub”), a wholly owned subsidiary of KAREP Master JV, LLC (“Parent”), which we refer to as the merger, and the other transactions contemplated by the Agreement and Plan of Merger, dated as of May 3, 2017 and as may be amended from time to time, among the Company, Sentio Healthcare Properties OP, L.P. (the “Company Operating Partnership”), Parent, Merger Sub, and Sentio Investments, LLC (solely in its capacity as the Stockholders’ Representative), which we refer to as the “Merger Agreement.”

Pursuant to the Merger Agreement the amount of cash to be received in connection with the closing of the merger will be set by the Parent and the Company at least two business days prior to the Special Meeting (the “Calculation Date”), which is August 8, 2017.  As disclosed in the Proxy Statement, the Company is filing this Current Report on Form 8-K to announce the amount of cash per share of common stock to be received if the merger is completed, which amount is $14.65. Additional information regarding the consideration to be received if the merger is completed is available in the Proxy Statement as filed with the Securities and Exchange Commission on July 7, 2017 and mailed to our investors on or about July 14, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENTIO HEALTHCARE PROPERTIES, INC.

Dated: August 8, 2017	By:	/s/ Spencer Smith
Spencer Smith
Chief Financial Officer